UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2021
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HEALTH CATALYST, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38993	45-3337483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10897 South River Front Parkway #300
South Jordan, UT 84095
(Address of principal executive offices, including zip code)

(801) 708-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	HCAT	The Nasdaq Global Select Market
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On June 23, 2021, Health Catalyst, Inc. (“Health Catalyst”) entered into an acquisition agreement to acquire all of the equity interests in Twistle, Inc., a Delaware corporation (“Twistle”), for an aggregate purchase price of approximately $104.5 million, plus a potential earn-out described below of up to $65 million (the “Acquisition”). As a portion of the consideration for the Acquisition, Health Catalyst has agreed to issue 830,704 shares of Health Catalyst’s common stock, $0.001 par value ("Common Stock"), valued at the closing reference price of $56.60, which is equal to the average trading price of the Common Stock on the Nasdaq Global Select Market for the 10 consecutive trading day period ended June 21, 2021, to the equityholders of Twistle upon consummation of the transactions contemplated by the acquisition agreement, subject to certain closing conditions. Health Catalyst also agreed pursuant to an earn-out provision to issue additional shares of Common Stock if certain earn-out performance targets are met during an earn-out period ending on June 30, 2022. For purposes of the earn-out, the Common Stock will be valued based on the average trading price of the Common Stock on the Nasdaq Global Select Market for the 10 consecutive trading day period ending June 30, 2022. The actual number of shares that will be issued under the earn-out, if any, will depend on the extent of fulfillment of the earn-out performance targets at the time of calculation of the earn-out. The parties expect the Acquisition, which is subject to customary closing conditions, will close early in the third quarter of 2021.

The issuance of shares of Common Stock in connection with the Acquisition will be made in accordance with the terms and subject to the conditions set forth in the acquisition agreement and in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act of 1933, as amended, and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder. The issuance and sale is not being conducted in connection with a public offering, and no public solicitation or advertisement will be made or relied upon in connection with the issuance of the shares.

Item 8.01. Other Events

On June 24, 2021, the Company issued a press release regarding the Acquisition. A copy of the press release announcing the Acquisition and the investor presentation related to the Acquisition are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are each incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Health Catalyst, Inc. on June 24, 2021
99.2	Investor Presentation

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements relating to expectations, plans, and prospects including expectations relating to our ability to close, and the timing of the closing of, this transaction and the benefits that will be derived from this transaction. These forward-looking statements are based upon the current expectations and beliefs of Health Catalyst’s management as of the date of this Form 8-K, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the risk of adverse and unpredictable macro-economic conditions and risks related to closing this transaction and integration of the companies. All forward-looking statements in this Form 8-K are based on information available to Health Catalyst as of the date hereof, and Health Catalyst disclaims any obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CATALYST, INC.

Date: June 24, 2021	By:	/s/ Bryan Hunt
Bryan Hunt

Chief Financial Officer